Exhibit 99.1

Dana Launches $375 Million Senior Notes Offering

MAUMEE, Ohio, May 24, 2016/PRNewswire/ – Dana Holding Corporation (NYSE: DAN) (“Dana”) today announced that its wholly-owned subsidiary, Dana Financing Luxembourg S.à r.l. (the “Issuer”), is proposing to issue $375 million aggregate principal amount of senior unsecured notes due 2026 (the “2026 Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The 2026 Notes will be fully and unconditionally guaranteed by Dana. Dana also issued a notice of redemption in respect of all of its outstanding 6.750% Notes due 2021 (the “2021 Notes”). The redemption is conditioned on the closing of the proposed offering. Dana intends to use the proceeds from the 2026 Notes offering to redeem all of its 2021 Notes, to pay related fees and expenses and for general corporate purposes, which may include repayment of indebtedness.

The 2026 Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors in reliance on Regulation S under the Securities Act. The 2026 Notes initially will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Dana also announced that it had received commitments from lenders for a new cash flow revolving credit facility (the “Cash Flow Facility”) with a five-year term and an availability in an aggregate amount of $500 million, which will be reduced for outstanding credit advances or letter of credit issuances. The Cash Flow Facility will replace Dana’s existing asset based revolving credit facility. The Cash Flow Facility will be guaranteed, subject to certain exceptions, by all of Dana’s domestic subsidiaries and will be secured on a first-priority lien basis on substantially all of the assets of Dana and the guarantors, subject to certain exceptions. Closing of the Cash Flow Facility is subject to customary conditions, market conditions and other factors, and may not occur as described or at all.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain information contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “feels,” “strives,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “strategy,” “goal,” “aspiration,” “outcome,” “remain,” “maintain,” “trend,” “objective,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world leader in the supply of highly engineered drivetrain, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets—passenger vehicle, commercial truck, and off-highway equipment—Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs more than 23,000 people in 25 countries on six continents. In 2015, Dana generated sales of nearly $6.1 billion.

Investor Contact	Media Contact
Craig Barber	Jeff Cole
419.887.5166	419.887.3535
craig.barber@dana.com	jeff.cole@dana.com